SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant
Filed by a party other than the registrant
Check the appropriate box:

             Preliminary proxy statement

             Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

   [X]       Definitive proxy statement

             Definitive additional materials

             Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                          SECURE COMPUTING CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

   [X]       No fee required.
             Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                                    (1) Title of each class of securities to
                           which transaction applies:


                                    (2) Aggregate number of securities to which
                           transaction applies:


                                    (3) Per unit price or other underlying value
                           of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                    (4) Proposed maximum aggregate value of
                           transaction:


                                    (5) Total fee paid:

              Fee paid previously with preliminary materials.

                            Check box if any part of the fee is offset as
              provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount Previously Paid:

                  (2)      Form, Schedule or Registration Statement No.:

                  (3)      Filing Party:

                  (4)      Date Filed:

                                  [Secure Logo]





                          SECURE COMPUTING CORPORATION
                          ONE ALMADEN BLVD., SUITE 400
                           SAN JOSE, CALIFORNIA 95113
                                 (408) 918-6100


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at 170 South Market Street, Fairmont Hotel, San Jose, California, at 10:00 a.m., local time, on Thursday, May 13, 1999.

     The Notice of Annual Meeting of Stockholders and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Annual Meeting. You may revoke the proxy and vote in person at that time if you so desire.

                                            Sincerely,



                                            Jeffrey H. Waxman
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER


April 14, 1999

                          SECURE COMPUTING CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1999


To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Secure Computing Corporation, a Delaware corporation (the "Company"), will be held at 170 South Market Street, Fairmont Hotel, San Jose, California, at 10:00 a.m., local time, on Thursday, May 13, 1999 for the following purposes:

         1. To elect two directors of the Company to serve for a three year term that expires upon the Annual Meeting of Stockholders in 2002, or until their successors are duly elected.

         2. To approve an amendment to the Employee Stock Purchase Plan (the "Purchase Plan") to increase by 300,000 (from 400,000 to 700,000) the number of shares available for distribution under the Purchase Plan.

         3. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 1999.

         4. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only holders of record of the Company's Common Stock at the close of business on March 29, 1999, the record date, are entitled to notice of and to vote at the Annual Meeting.

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE YOUR PROXY EITHER BY PHONE, BY INTERNET OR BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. SEE THE INSTRUCTIONS ON THE PROXY CARD FOR YOUR VOTING OPTIONS. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                       By Order of the Board of Directors

San Jose, California
April 14, 1999

--------------------------------------------------------------------------------
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE EITHER VOTE BY PHONE, BY INTERNET OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                          SECURE COMPUTING CORPORATION

                             ----------------------

                                 PROXY STATEMENT
                     FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                               PROCEDURAL MATTERS

GENERAL

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Secure Computing Corporation, a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 13, 1999 at 10:00 a.m., Pacific Daylight Time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 170 Market Street, Fairmont Hotel, San Jose, California. The Company's headquarters are located at One Almaden Blvd., Suite 400, San Jose, California 95113, and its telephone number at that location is (408) 918-6100.

         These proxy solicitation materials were mailed on or about April 15, 1999, together with the Company's 1998 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

         Stockholders of record at the close of business on March 29, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 16,953,543 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AT THE ANNUAL MEETING

         On all matters to be presented at the Annual Meeting, each share has one vote. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding as of the Record Date is necessary to constitute a quorum at the Annual Meeting. A plurality of the votes of the outstanding shares of Common Stock present or represented by proxy at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required (i) to approve the amendment to the Employee Stock Purchase Plan and (ii) to ratify the appointment of the auditors.

         Abstentions and broker non-votes will be included for purposes of determining whether a quorum of shares is present at the Annual Meeting. However, abstentions and broker non-votes will not be included in the tabulation of the voting results on the election of directors or on issues requiring approval of a majority of the votes cast. Under the General Corporation Law of the State of Delaware, the Company's state of incorporation, an abstaining vote is not deemed to be a "vote cast." A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

PROXIES

         All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies, if not revoked prior thereto. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders will have discretion to vote on those matters in accordance with their best judgment.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by delivery of a written notice of revocation or a duly executed proxy to the Secretary of the Company bearing a date later than the prior proxy relating to the same shares, or (ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not itself revoke a proxy). Any written notice of revocation or subsequent proxy must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting.

EXPENSES OF SOLICITATION

         All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, telegram, letter or facsimile. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

         Stockholders may present proper proposals for inclusion in the Company's proxy materials for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be included in the Company's proxy materials for the next Annual Meeting, stockholder proposals must be received by the Company no later than December 31, 1999, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

GENERAL

         The Company's Board of Directors currently consists of six persons, divided into three classes serving staggered terms of office. Currently there are current two directors of Class I (Robert J. Frankenberg, Jeffrey H. Waxman), with one vacant seat, and two directors of each of Class II (Steven M. Puricelli and Betsy S. Atkins) and Class III (Eric P. Rundquist and Alexander Zakupowsky,
Jr). Two Class III directors are to be elected at the Annual Meeting. The Class III directors elected at the Annual Meeting will serve for a three-year term, until the Company's Annual Meeting of Stockholders in 2002, or until their successors have been duly elected and qualified.

VOTE REQUIRED

         A plurality of votes duly cast at the Annual Meeting will be required to elect each director.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED BELOW.

DIRECTORS AND NOMINEES FOR DIRECTOR

         The following table sets forth the name, age and certain other information regarding the nominee for director.

         Name                               Age      Principal Occupation
         ----                               ---      --------------------

         Eric P. Rundquist                   51      Eric Thomas, Inc., President and Chief Executive
                                                     Officer
         Alexander Zakupowsky, Jr.           52      Attorney

         ERIC P. RUNDQUIST has been a director of the Company since August 1996 and prior to its acquisition by the Company was a director of Enigma Logic, Inc. from 1994 to August 1996. In 1991, Mr. Rundquist founded and since that time has been President and Chief Executive Officer of Eric Thomas, Inc., a firm that assists medium to large corporations in managing their federal and state income, sales and property tax matters.

         ALEXANDER ZAKUPOWSKY, JR. has been a director of the Company since October 1998. Mr. Zakupowsky is a member of the law firm of Miller & Chevalier, Chartered. He has been with the law firm since March 1984.

         The remaining directors of the Company as of the date of this Proxy Statement, and certain information about them as of the Record Date, are set forth below.

         STEPHEN M. PURICELLI has been a director of the Company since February 1990. Mr. Puricelli has been a General Partner of Costine Associates, L.P., which is the corporate general partner of Corporate

Venture Partners, since its inception in April 1988. Corporate Venture Partners is a venture capital fund headquartered in Ithaca, New York.

         BETSY S. ATKINS has been a director of the Company since April 1997. Ms. Atkins has been a consultant and private investor since August 1993. From January 1990 to August 1993, she served as President, Chief Executive Officer and a Director of Nellson Candies, a producer of specialized foods. Ms. Atkins is a director of Ascend Communications Corporation.

          JEFFREY H. WAXMAN has been Chairman of the Board since January 1997 and Chief Executive Officer of the Company since November 1996. From June 1995 through August 1996, Mr. Waxman was the Executive Vice President and General Manager of the Application Group of Novell Inc., a network software provider. From November 1992 through June 1995, Mr. Waxman was the President and Chief Executive Officer of ServiceSoft Corporation, a diagnostics software company. From June 1988 through January 1992, Mr. Waxman was the President and Chief Executive Officer of Uniplex, Inc., a UNIX office automation software provider.

         ROBERT J. FRANKENBERG has been a director of the Company since December 1996. Mr. Frankenberg is the President & Chief Executive Officer of Encanto Networks, Inc., an internet e-commerce provider. From April 1994 to August 1996, he was President, Chief Executive Officer and a director of Novell, Inc. Mr. Frankenberg was also Chairman of the Board of Novell, Inc. from August 1994 to August 1996. From April 1991 to April 1994, he was Vice President and General Manager of Personal Information Products Group at Hewlett Packard Company. Mr. Frankenberg currently serves as director of Electroglas, Inc., Wall Data, Inc., Daw Technologies, Inc. and Caere Corp.

         None of the directors is related to any other director or to any executive officer of the Company.

BOARD MEETINGS AND COMMITTEES

         During fiscal 1998, the Board of Directors held seven meetings (including regularly scheduled and special meetings), and all of the incumbent directors attended 75% or more of the meetings of the Board of Directors and committees, if any, upon which such directors served. Certain matters were approved by the Board of Directors by unanimous written consent.

         The Board of Directors of the Company currently has three standing committees: an Audit Committee, Compensation Committee and Nominating Committee.

         AUDIT COMMITTEE. The Company's Audit Committee consists of Messrs. Rundquist (Chairman) and Puricelli. The Audit Committee makes recommendations concerning the selection and appointment of independent auditors, reviews the scope and findings of the completed audit, and reviews the adequacy and effectiveness of the Company's accounting policies and system of internal accounting controls. The Audit Committee met once during 1998.

         COMPENSATION COMMITTEE. The Company's Compensation Committee consists of Mr. Puricelli (Chairman) and Ms. Atkins. The Compensation Committee annually reviews and acts upon the Chief Executive Officer's compensation package and sets compensation policy for the other employees of the Company, as well as acting upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans. The Compensation Committee also administers the Secure Computing Corporation Amended and Restated 1995 Omnibus Stock Plan discussed below, the

Secure Computing Corporation Employee Stock Purchase Plan and the 1997 Non-Officer Stock Option Plan. The Compensation Committee met eight times during 1998.

         NOMINATING COMMITTEE. The Nominating Committee presently consists of Messrs. Puricelli (Chairman) and Waxman. The Company's Nominating Committee advises and makes recommendations to the Board on all matters concerning the selection of candidates as nominees for election as directors. The Nominating Committee met once during 1998.

         The Nominating Committee will consider persons recommended by stockholders in selecting nominees for election to the Board of Directors. Stockholders who wish to suggest qualified candidates should write to: Secure Computing Corporation, One Almaden Blvd., Suite 400, San Jose, California 95113,
Attention: Chairman, Nominating Committee. All recommendations should state in detail the qualification of such persons for consideration by the Nominating Committee and should be accompanied by an indication of the person's willingness to serve.

DIRECTOR COMPENSATION

         Effective June 1997, each member of the Board of Directors who is not an employee of the Company (an "Outside Director"), following an Annual Meeting of Stockholders is granted, by virtue of serving as an Outside Director, an option to purchase 35,000 shares of Common Stock of the Company at an exercise price equal to the fair market value of the Common Stock on the date of grant. These stock options become fully exercisable on the date of the Annual Meeting of Stockholders next following the grant of the option and expire ten years from the date of grant. Outside Directors who are elected between Annual Meetings of Stockholders of the Company are granted an option on terms similar to those awarded at an Annual Meeting, except that the number of shares covered by such option is pro-rated to reflect the number of months that have expired from the date of the prior Annual Meeting.

         During 1998, the Compensation Committee of the Board of Directors granted each Outside Director an option to purchase 35,000 shares of Common Stock of the Company.

                                  PROPOSAL TWO

                  APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

PROPOSED AMENDMENT REQUIRING STOCKHOLDER APPROVAL

         The Board of Directors, subject to approval by the stockholders, have approved an amendment to the Employee Stock Purchase Plan (the "Purchase Plan") to increase by 300,000 (from 400,000 to 700,000) the number of shares available for distribution under the Purchase Plan. The purpose of this amendment is to ensure that the Company has flexibility to make distributions under the Purchase Plan in the future.

         At March 30, 1999, an aggregate of 238,859 shares had been distributed pursuant to the Purchase Plan. As of the same date, an aggregate of 161,141 shares were available for distribution under the Purchase Plan.

DESCRIPTION OF EMPLOYEE STOCK PURCHASE PLAN

PURPOSE

         The Purchase Plan was approved by the Board of Directors on March 15, 1996, and by the stockholders on May 1, 1996. The purpose of the Purchase Plan is to provide eligible employees with an opportunity to acquire a proprietary interest in the Company through the purchase of its Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Purchase Plan is an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

         The Purchase Plan is administered by a committee of the Board of Directors (the "Committee"). The Compensation Committee of the Board of Directors has been designated as the Committee to administer the Purchase Plan. Subject to the provisions of the Purchase Plan, the Committee is authorized to determine any questions arising in the administration, interpretation and application of the Purchase Plan, and to make such uniform rules as may be necessary to carry out its provisions.

ELIGIBILITY AND NUMBER OF SHARES

         Up to 161,141 (461,141 as the Purchase Plan is proposed to be amended) shares of Common Stock of the Company are currently available for distribution under the Purchase Plan, subject to appropriate adjustments by the Committee in the event of certain changes in the outstanding shares of Common Stock by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares or similar transactions. Shares of Common Stock delivered pursuant to the Purchase Plan may be newly issued shares or treasury shares previously acquired by the Company.

         Any employee of the Company or, subject to approval by the Board of Directors, a parent or subsidiary corporation of the Company (including officers and any directors who are also employees) is eligible to participate in the Purchase Plan for any Purchase Period (as defined below) so long as, on the first day of such Purchase Period, the employee has completed at least six months of continuous service and is customarily employed at least 20 hours per week. "Purchase Period" means each quarter of the Company's fiscal year.

         Any eligible employee may elect to become a participant in the Purchase Plan for any Purchase Period by filing an enrollment form in advance of the Purchase Period to which it relates. The enrollment form will authorize payroll deductions beginning with the first payday in such Purchase Period and continuing until the employee modifies his or her authorization, withdraws from the Purchase Plan or ceases to be eligible to participate.

         No employee may participate in the Purchase Plan if such employee would be deemed for purposes of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

         The Company currently has approximately 325 employees who are eligible to participate in the Purchase Plan.

PARTICIPATION

         An eligible employee who elects to participate in the Purchase Plan authorizes the Company to make payroll deductions of a specified whole percentage from 1% to 10% of the employee's gross cash compensation as defined in the Purchase Plan. A participant may, at any time during a Purchase Period, direct the Company to increase or decrease the amount of deductions (within those limits) or make no further deductions, as set forth in greater detail in the Purchase Plan. A participant may also elect to withdraw from the Purchase Plan at any time before the end of a Purchase Period. In the event of a withdrawal, all future payroll deductions will cease and the amounts withheld will be paid to the participant in cash within 15 days. Any participant who stops payroll deductions may not thereafter resume payroll deductions for that Purchase Period, and any participant who withdraws from the Purchase Plan will not be eligible to reenter the Purchase Plan until the next succeeding Purchase Period.

         Amounts withheld under the Purchase Plan are held by the Company as part of its general assets until the end of the Purchase Period and then applied to the purchase of Common Stock of the Company as described below. No interest is credited to a participant for amounts withheld.

PURCHASE OF STOCK

         Amounts withheld for a participant in the Purchase Plan are used to purchase Common Stock of the Company as of the last day of the Purchase Period at a price equal to the 85% of the lesser of the Fair Market Value (as defined in the Purchase Plan) of a share of Common Stock on either the first or last day of the Purchase Period. All amounts so withheld are used to purchase the number of shares of Common Stock (including fractional shares) that can be purchased with such amount, unless the participant has properly notified the Company that he or she elects to purchase a lesser number of shares of Common Stock or to receive the entire amount in cash.

         If purchases by all participants would exceed the number of shares of Common Stock available for purchase under the Purchase Plan, each participant will be allocated a ratable portion of such available shares of Common Stock. Any amount not used to purchase shares of Common Stock will be refunded to the participant in cash.

         Shares of Common Stock acquired by each participant are held in a general account maintained for the benefit of all participants. Certificates for the number of whole shares of Common Stock purchased by a participant are issued and delivered to him or her only upon the request of such participant or his or her representative. No certificates for fractional shares are issued and participants will instead receive cash representing any fractional shares. Dividends with respect to a participant's shares of Common Stock held in the general account will, at the election of the participant, either be paid to the participant in cash or reinvested in additional shares of Common Stock of the Company. If a participant fails to make such an election, all dividends with respect to the participant's shares of Common Stock held in the general account are automatically reinvested to purchase additional shares of Common Stock of the Company. Each participant is entitled to vote all shares of Common Stock held for the benefit of such participant in the general account.

         No more than $25,000 in Fair Market Value (determined on the first day of the respective Purchase Periods) of shares of Common Stock may be purchased under the Purchase Plan and all other employee stock purchase plans, if any, of the Company and any parent or subsidiary corporation of the Company by any participant for each calendar year.

DEATH, DISABILITY, RETIREMENT OR OTHER TERMINATION OF EMPLOYMENT

         If the employment of a participant is terminated for any reason, including death, disability or retirement, the amounts previously withheld are applied to the purchase of shares of Common Stock as of the last day of the Purchase Period in which the participant's employment terminated, unless the participant has properly notified the Company prior to the last day of such Purchase Period that he or she elects to receive a refund of all amounts previously withheld.

RIGHTS NOT TRANSFERABLE

         The rights of a participant under the Purchase Plan are exercisable only by the participant during his or her lifetime. No right or interest of any participant in the Purchase Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.

AMENDMENT OR MODIFICATION

         The Board of Directors may at any time amend the Purchase Plan in any respect which shall not adversely affect the rights of participants pursuant to shares of Common Stock previously acquired under the Purchase Plan, provided that approval by the stockholders of the Company is required to (i) increase the number of shares of Common Stock to be reserved under the Purchase Plan (except for adjustments by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares or similar transactions), (ii) decrease the minimum purchase price,
(iii) withdraw the administration of the Purchase Plan from the Committee, or
(iv) change the definition of employees eligible to participate in the Purchase Plan.

TERMINATION

         All rights of participants in any offering under the Purchase Plan will terminate at the earlier of (i) the day that participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares of Common Stock remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30-days' notice has been given to all participants. Upon termination of the Purchase Plan, shares of Common Stock will be issued to participants in accordance with the terms of the Purchase Plan, and cash, if any, previously withheld and not used to purchase Common Stock will be refunded to the participants, as if the Purchase Plan were terminated at the end of a Purchase Period.

FEDERAL TAX CONSIDERATIONS

         Payroll deductions under the Purchase Plan are made after taxes. Participants do not recognize any additional income as a result of participation in the Purchase Plan until the disposal of shares of Common Stock acquired under the Purchase Plan or the death of the participant. Participants who hold their shares of Common Stock for more than 21 months after the end of the Purchase Period or die while holding their shares of Common Stock recognize ordinary income in the year of disposition or death equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock on the date of disposition or death over the purchase price paid by the participant or (ii) the excess of the fair market value of the shares of Common Stock on the first day of the Purchase Period over the purchase price paid by the participant. If the 21-month holding period has been satisfied when the participant sells the shares of Common Stock or if the participant dies while holding the shares of Common Stock, the Company is not entitled to any deduction in connection with the disposition of such shares by the participant.

         Participants who dispose of their shares of Common Stock within 21 months after the shares of Common Stock were purchased are considered to have realized ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares of Common Stock on the date they were purchased by the participant over the purchase price paid by the participant. If such dispositions occur, the Company generally is entitled to a deduction at the same time and in the same amount as the participants who make those dispositions are deemed to have realized ordinary income.

         Participants have a basis in their shares of Common Stock equal to the purchase price of their shares of Common Stock plus any amount that must be treated as ordinary income at the time of disposition of the shares of Common Stock, as explained above. Any additional gain or loss realized on the disposition of shares of Common Stock acquired under the Purchase Plan is be capital gain or loss.

BOARD OF DIRECTORS' RECOMMENDATION

         The Board of Directors have approved the amendment to the Purchase Plan described above subject to shareholder approval. The Purchase Plan is a way to provide employees with a proprietary interest in the Company and an incentive to work for the best interests of the Company and the Company's shareholders. Therefore, the Board of Directors believes it is in the best interests of the Company to increase the authorized shares under the Purchase Plan by approving this amendment.

VOTE REQUIRED AND RECOMMENDATION

         At the Annual Meeting, the stockholders are being asked to approve the amendment to the Employee Stock Purchase Plan. The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting will be required to approve the amendment to the Employee Stock Purchase Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE SECURE COMPUTING CORPORATION EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED, DISCUSSED IN THIS PROXY STATEMENT.

                                 PROPOSAL THREE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


         On the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company to audit the consolidated financial statements of the Company for the year ending December 31, 1999, and recommends that the stockholders vote for ratification of such appointment.

         Ernst & Young LLP has audited the Company's financial statements since 1991. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

VOTE REQUIRED

         Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors will require the affirmative vote of a majority of the votes cast at the Annual Meeting. In the event that the stockholders do not approve the selection of Ernst & Young LLP, the Board of Directors will reconsider its selection.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of Common Stock, including shares of Secure Computing Canada Ltd., a corporation incorporated under the laws of Ontario and a wholly-owned subsidiary of the Company which shares are exchangeable into shares of the Company's Common Stock (the "Exchangeable Shares") of the Company, as of March 30, 1999 (unless otherwise noted below) by each director of the Company, by each executive officer of the Company named in the Summary Compensation Table herein, by all directors and current executive officers as a group, and by each stockholder who is known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, including Exchangeable Shares.

               Name and Address of Beneficial Owners                  Amount and Nature of       Percentage of
                                                                    Beneficial Ownership (1)   Outstanding Shares
-------------------------------------------------------------------------------------------------------------------
Directors and Executive Officers:
     Betsy S. Atkins (2)                                                                35,000         *
     Robert J. Frankenberg (3)                                                          71,458         *
     Christine Hughes (4)                                                              208,399        1.2
     Timothy P. McGurran (5)                                                           149,496         *
     Stephen M. Puricelli (6)                                                          136,056         *
     Eric P. Rundquist (7)                                                             180,497         *
     Howard Smith (8)                                                                  101,666         *
     Gary Taggart (9)                                                                   33,000         *
     Jeffrey H. Waxman (10)                                                            506,977        3.0
     Alexander Zakupowsky, Jr. (11)                                                     23,333         *
All directors and current executive officers as a group (10
 persons)                                                                            1,445,882        8.5

Other beneficial owners:
     Swenson Ventures, Inc.                                                          1,340,101        7.9
         701 North First Street
         San Jose, California 95110

---------------------------
*Less than one percent

(1) Unless otherwise indicated in the footnotes to this table, the listed beneficial owner has sole voting power and investment power with respect to such shares of Common Stock.
(2) Includes 35,000 shares of Common Stock covered by options which are exercisable within 60 days of the record date.
(3) Includes 71,458 shares of Common Stock covered by options which are exercisable within 60 days of the record date.
(4) Includes 208,333 shares of Common Stock covered by options which are exercisable within 60 days of the record date but excludes 30,000 shares subject to an option that vests upon the Company's Common Stock reaching and maintaining certain target prices for a period of ten consecutive business days, the vesting date of which is unascertainable.
(5) Includes 147,667 shares of Common Stock covered by options which are exercisable within 60 days of the record date but excludes 30,000 shares subject to an option that vests upon the Company's Common Stock reaching and maintaining certain target prices for a period of ten consecutive business days, the vesting date of which is unascertainable.
(6) Represents 51,681 owned personally by Mr. Puricelli, and 84,375 shares of Common Stock covered by options which are exercisable within 60 days of the record date.

(7) Includes 83,844 shares of Common Stock covered by options which are exercisable within 60 days of the record date.
(8) Includes 101,666 shares of Common Stock covered by options which are exercisable within 60 days of the record date but excludes 30,000 shares subject to an option that vests upon the Company's Common Stock reaching and maintaining certain target prices for a period of ten consecutive business days, the vesting date of which is unascertainable.
(9) Includes 33,000 shares of Common Stock covered by options which are exercisable within 60 days of the record date, but excludes 30,000 shares subject to an option that vests upon the Company's Common Stock reaching and maintaining certain target prices for a period of ten consecutive business days, the vesting date of which is unascertainable.
(10) Includes 499,999 shares of Common Stock covered by options which are exercisable within 60 days of the record date, but excludes 100,000 shares subject to an option that vests upon the Company's Common Stock reaching and maintaining certain target prices for a period of ten consecutive business days, the vesting date of which is unascertainable.
(11) Includes 23,333 shares of Common Stock covered by options which are exercisable within 60 days of the record date.

                           SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table sets forth certain information concerning total compensation received by the Chief Executive Officer and each of the four other executive officers during the last fiscal year (the "Named Executive Officers") for services rendered to the Company in all capacities during each of the three fiscal years ended December 31, 1998.

                                                                          LONG-TERM COMPENSATION
                                           ANNUAL COMPENSATION                   AWARDS
                                       ------------------------------          SECURITIES
                                       FISCAL                                  UNDERLYING               ALL OTHER
     NAME AND PRINCIPAL POSITION       YEAR      SALARY      BONUS(1)        OPTIONS/SARS(#)           COMPENSATION
-----------------------------------    ------    ------      --------        ---------------           ------------

Jeffrey H. Waxman,                     1998    $387,500      $641,178          200,000(11)               $12,000(8)
Chief Executive Officer, Director      1997     337,500          0              ------
                                       1996      50,000(2)     34,600          750,000

Timothy P. McGurran,                   1998     225,867       104,053           54,461(12)               103,920(9)
Senior Vice President of               1997     136,749          0              60,000
Operations, Chief Financial Officer    1996      72,193(3)     27,500(4)       100,000


Christine Hughes                       1998     244,823       171,809           66,511(12)                12,565(10)
Senior Vice President of Marketing     1997     225,567          0              60,000
and Business Development               1996      29,615(5)     12,500          200,000


Gary Taggart                           1998     266,897        65,000           37,051                     7,538(10)
Vice President of Sales                1997     213,144          0              60,000
                                       1996      29,916(6)     28,750           40,000

Howard Smith                           1998     187,179(7)     70,833          240,000(12)
Executive Vice President of
Research & Product Group

----------------------------------------------------

(1) Unless otherwise indicated, all amounts reflect compensation earned as annual incentive bonus. Such compensation is actually paid to the recipient in the year following the year earned. See "Executive Compensation--Report of the Compensation Committee".
(2)      Mr. Waxman joined the Company in November 1996.
(3)      Mr. McGurran joined the Company in May 1996.
(4) Represents a $20,000 signing bonus in addition to compensation earned as an annual incentive bonus.
(5)      Ms. Hughes joined the Company in November 1996.
(6)      Mr. Taggart joined the Company in October 1996.
(7)      Mr. Smith joined the Company in January 1998.
(8)      Represents annual automobile allowance.
(9) Represents $13,807 vacation payout based on change of policy and $90,113 of taxable moving expenses.
(10)     Represents vacation payout based on change of policy.
(11) Represents net of 300,000 performance options granted less 100,000 options that expired before year end.
(12) Represents net of total options granted less 20,000 options that expired before year end.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table shows, as to the Named Executive Officers, information concerning stock options granted during the year ended December 31, 1998.

                                INDIVIDUAL GRANTS

                          Number of     Percent of
                         Securities    Total Options                                     Potential Realizable Value at
                         Underlying     Granted to                                     Assumed Annual Rates of Stock Price
                           Options     Employees in                                     Appreciation for Option Terms (2)
                           Granted        Fiscal        Exercise Price    Expiration   -----------------------------------
         Name              (#)(1)          Year           Per Share          Date           5% ($)            10% ($)
--------------------     ----------    -------------    --------------    ----------   ----------------   ----------------

Jeffrey H. Waxman        300,000 (3)           15.8%     $10.2500           12/31/98      $1,933,851        $4,400,758
Timothy P. McGurran       60,000 (4)            3.3%     $ 9.1250           12/31/98         344,320           872,574
                          14,461                 .8%     $10.6250            5/27/08          96,628           244,876
Christine Hughes          60,000 (4)            3.3%     $ 9.1250           12/31/98         344,320           872,574
                          26,511                1.4%     $10.6250            5/27/98         177,147           448,924
Gary Taggart              12,051                 .6%     $10.6250            5/27/98          80,525           204,066
                          25,000                1.3%     $12.0625           10/23/08         189,651           480,613
Howard Smith              60,000 (4)            3.3%     $ 9.1250           12/31/98         344,320           344,320
                          25,000                1.3%     $ 9.5000             6/8/08         149,363           378,514

(1) Options granted pursuant to the Omnibus Stock Plan at an exercise price equal to the fair market value as determined by the Board of Directors on the date of grant. Unless otherwise indicated, each option becomes exercisable with respect to one-third of the shares of Common Stock covered thereby on each of the first through third anniversaries of the date of grant, commencing on the first anniversary of such date. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(2) The potential realizable value is based on a 10-year term of each option at the time of grant. Assumed stock price appreciation of 5% and 10% is mandated by rules of the Securities and Exchange Commission and is not intended to forecast actual future financial performance or possible future appreciation. The potential realizable value is calculated by assuming that the deemed fair value of the Company's Common Stock for financial statement presentation purposes on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

(3) The options vest and become exercisable as follows: if, on or before December 31, 19998, the closing price of the Common Stock is $16.00 or more and maintains or exceeds such price for a period of ten (10) consecutive business days, then 100,000 shares shall vest; and if on or before December 31, 19998, the closing price of the Common Stock is $18.00 or more and maintains or exceeds such price for a period of ten
       (10) consecutive business days then an additional 100,000 shares shall vest; and if, on or before December 31, 19998, the closing price of the Common Stock is $20.00 or more and maintains or exceeds such price for a period of ten (10) consecutive business days, then the final 100,000 shares shall vest.

(4) The options vest and become exercisable as follows: if, on or before December 31, 19998, the closing price of the Common Stock is $16.00 or more and maintains or exceeds such price for a period of ten (10) consecutive business days, then 20,000 shares shall vest; and if on or before December 31, 19998, the closing price of the Common Stock is $18.00 or more and maintains or exceeds such price for a period of ten
       (10) consecutive business days then an additional 20,000 shares shall vest; and if, on or before December 31, 19998, the closing price of the Common Stock is $20.00 or more and maintains or exceeds such price for a period of ten (10) consecutive business days, then the final 20,000 shares shall vest.

                                AGGREGATE OPTION
                          EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth, as to the Named Executive Officers, certain information concerning stock options exercised during fiscal 1998 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1998. Also reported are values for unexercised "in-the-money" options, exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 1998.

                                                       NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED IN-THE-
                                                        UNEXERCISED OPTIONS AT FISCAL     MONEY OPTIONS AT FISCAL YEAR
                            SHARES                               YEAR END                        END ($) (1)
                           ACQUIRED         VALUE       ----------------------------      ---------------------------
         NAME            ON EXERCISE    REALIZED ($)    EXERCISABLE    UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
         ----            -----------    ------------    -----------    -------------      -----------   -------------

Jeffrey H. Waxman             -               -               449,999        500,001        $4,996,862      $6,468,763
Timothy P. McGurran           -               -               103,334        111,127         1,216,883       1,372,631
Christine Hughes              -               -               136,667        189,844         1,648,129       2,336,807
Howard Smith                  -               -                40,000        200,000           397,500       1,912,500
Gary Taggart                  -               -                56,666        120,385           733,116       1,354,802


 (1) Market value of underlying securities based on the closing price of the Company's Common Stock on December 31, 1998 (the last trading day of fiscal
1998) on the Nasdaq National Market of $19 1/16 minus the exercise price.

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs of the Company's Chief Executive Officer. The Committee is comprised of two non-employee directors. The Committee meets periodically to review executive compensation, the design of compensation programs, stock option programs, and individual salary and awards for the Chief Executive Officer. The purpose of this report is to inform stockholders of the Company's compensation policies and the rationale for the compensation paid to the Company's current and former Chief Executive Officer and other executive officers in 1998.

COMPENSATION PHILOSOPHY

         The Company's compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic objectives essential to the Company's long-term success and continued growth in stockholder value. The compensation program has been designed to provide a competitive level of total compensation and offers incentive opportunities directly linked to the Company's performance and stockholder return. The Committee believes it is in the best interests of the stockholders to reward executives when the Company's performance objectives are achieved and to provide significantly less compensation when these objectives are not met. Therefore, a significant portion of executive compensation is comprised of "at risk" incentives.

         Key objectives of the compensation program are to:

         o Provide a strong, direct link between the Company's financial and strategic goals and executive compensation.

         o Align the financial interest of executives with those of its stockholders through equity-based plans.

         o Motivate executives to achieve operating goals through an emphasis on performance-based compensation.

         o Provide competitive total compensation that recognizes individual performance and that can attract and retain high caliber key executives critical to the long-term success of the Company.

         To maintain a competitive level of total executive compensation, the Committee periodically evaluates the compensation packages of competitor companies. This analysis provides the Committee with competitive data on the mix of compensation elements and overall compensation levels.

         The Company participates each year in the Annual Radford Benchmark Salary Survey sponsored by Alexander & Alexander Consulting Group. This survey includes data from 429 high technology companies located outside of the San Francisco Bay area which are used for comparison. The Committee's intent is to target total compensation for executives at an average for competitor companies and to exceed average compensation when performance goals are exceeded.

EXECUTIVE OFFICER COMPENSATION PROGRAM

         The key components of the Company's executive officer compensation program are base salary, annual incentive bonus and long-term incentives. These elements are described below. In determining compensation, the Committee considers all elements of an executive's compensation package.

         BASE SALARY. The Committee annually reviews the base salary of the Chief Executive Officer. In determining appropriate salary levels, the Committee considers individual performance, level of responsibility, scope and complexity of the position, and internal equity and salary levels for comparable positions at the peer companies. In determining the base salary increase for the Chief Executive Officer, the Committee also considers strategic planning, team building and operating results. The Chief Executive Officer, in consultation with the Committee, annually reviews the base salary of the other executive officers based on the same criteria.

         ANNUAL INCENTIVE BONUS. The purpose of the Company's annual incentive bonus is to provide a direct financial incentive in the form of an annual cash bonus to the executive officers and key managers who achieve performance goals established by the Committee. The Committee determines the annual incentive bonus of the Chief Executive Officer and the Chief Executive Officer, in consultation with the Committee, determines the annual incentive bonus of the other executive officers.

         Executives are eligible for target awards under the annual incentive program with maximum payouts ranging from 15% to 100% of base salary, with 100% possible in the case of the Chief Executive Officer only. The size of the target award is determined by the executive's position and competitive data for similar positions at the peer companies. The Company sets high goals and, therefore, the resulting awards decrease or increase substantially if actual employee performance in achieving the Company's goals fails to meet or exceeds target levels. For 1998, performance was assessed against target measures of team building, strategic planning and financing goals. For 1998, Mr. Waxman received incentive bonus awards totaling $641,178.

         STOCK OPTIONS. Long-term performance incentives are provided to executives through the Company's Amended and Restated 1995 Omnibus Stock Plan (the "Omnibus Stock Plan"). The Omnibus Stock Plan is administered by the Committee, which is authorized to award stock options to employees of the Company, non-employee directors of the Company and certain advisors and consultants to the Company. At least annually, the Committee considers whether awards will be made to executive officers under the Omnibus Stock Plan. Such awards are based on the scope and complexity of the position, competitive compensation data and the maintenance of the Company's stock at a target share price. The Committee has broad discretion to select the optionees and to establish the terms and conditions for the grant, vesting and exercise of each option. Although the Committee's practice has been to grant incentive stock options to employees vesting over three years, recently the Company has begun to grant options a portion of which vest if the Company's Common Stock reaches a price by the first anniversary of the date of grant which is $16.00 greater than its fair market value on the date of grant and maintains such price for a period of ten consecutive business days, a portion of which vest if the Company's Common Stock reaches a price by the second anniversary of the date of grant which is $18.00 greater than its fair market value on the date of grant and maintains such price for a period of ten consecutive business days, and a portion of which vest if the Company's Common Stock reaches a price by the second anniversary of the date of grant which is $20.00 greater than its fair market value on the date of grant and maintains such price for a period of ten consecutive business days. Options granted to executives vest immediately upon the occurrence of an "Event" as defined in the Omnibus Stock Plan.

         PROFIT SHARING AND RETIREMENT PLAN. The Secure Computing Corporation Profit Sharing and Retirement Plan (the "Retirement Plan") was made effective as of February 1, 1994. The Retirement Plan is intended to be a qualified retirement plan under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or by the Company to the Retirement Plan, and income earned thereon, are not taxable to employees until withdrawn from the Retirement Plan (except for contributions under the 401(k) component, which are subject to Social Security withholding); and so that contributions by the Company, if any, will be deductible when made. The purpose of the Retirement Plan is to enable eligible employees, including executive officers, to save for retirement and to provide incentives to increase corporate financial performance by establishing a direct link between profit sharing contributions to employees and corporate financial performance. It may also provide certain benefits in the event of death, disability, or other termination of employment. The Retirement Plan is for the exclusive benefit of eligible employees and their beneficiaries. There are two components to the Retirement Plan, a 401(k)-type component and a Company profit sharing component.

         Under the 401(k) component, employees may contribute up to 12% of their annual compensation, subject to a federally imposed annual maximum which is currently $10,500. The Company may provide additional matching contributions of up to $1.00 for every dollar contributed by that employee in a given year under this component. The plan trustee, at the direction of each participant, invests funds in any of six investment options. In 1998, the Company did not contribute to Mr. Waxman's account under this component of the Retirement Plan.

         EMPLOYEE STOCK PURCHASE PLAN. The Secure Computing Corporation Employee Stock Purchase Plan (the "Purchase Plan") was approved by the Company's stockholders at the 1996 Annual Meeting and became effective July 1, 1996. The purpose of the Purchase Plan is to provide eligible employees with an opportunity to acquire a proprietary interest in the Company through the purchase of its Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Purchase Plan is an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Purchase Plan is administered by the Committee.

         Any employee of the Company or, subject to approval by the Board of Directors, a parent or subsidiary corporation of the Company is eligible to participate in the Purchase Plan for any Purchase Period (as defined below) so long as, on the first day of such Purchase Period, the employee has completed at least six months of continuous service and is customarily employed at least 20 hours per week. "Purchase Period" means each quarter of the Company's fiscal year.

         Any eligible employee may elect to become a participant in the Purchase Plan by authorizing payroll deductions of a specified whole percentage from 1% to 10% of the employee's gross cash compensation. The Company currently has approximately 350 employees who are eligible to participate in the Purchase Plan. Amounts withheld under the Purchase Plan will be held by the Company as part of its general assets until the end of the Purchase Period and will be used to purchase Common Stock of the Company as of the last day of the Purchase Period at a price equal to 85% of the lesser of the fair market value of a share of Common Stock on either the first or last day of the Purchase Period. All amounts so withheld will be used to purchase the number of shares of Common Stock (including fractional shares) that can be purchased with such amount, unless the participant has properly notified the Company that he or she elects to purchase a lesser number of shares of Common Stock or to receive the entire amount in cash. If purchases by all participants would exceed the number of shares of Common Stock available for purchase under the Purchase Plan, each participant will be allocated a ratable portion of such available shares of Common Stock. Any amount not used to purchase shares of Common Stock will be refunded to the participant in cash.

         Shares of Common Stock acquired by each participant will be held in a general account maintained for the benefit of all participants. Certificates for the number of whole shares of Common Stock purchased by a participant will be issued and delivered to him or her only upon the request of such participant or his or her representative.

         No more than $25,000 in fair market value (determined on the first day of the respective Purchase Periods) of shares of Common Stock may be purchased under the Purchase Plan and all other employee stock purchase plans, if any, of the Company and any parent or subsidiary corporation of the Company by any participant in each calendar year.

         OTHER. Pursuant to the terms of his employment agreement, Mr. Waxman is entitled to receive a monthly car allowance of up to $1,000, relocation expenses, and temporary living quarters in the general vicinity of the Company's headquarters. In 1998, Mr. Waxman received car allowance payments of $12,000 and did not receive any relocation expenses.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Stephen M. Puricelli, a director of the Company, is the Chairman of the Compensation Committee of the Board of Directors. Betsy S. Atkins, a private investor, is a member of the Compensation Committee of the Board of Directors.

                                      COMPENSATION COMMITTEE

                                      Stephen M. Puricelli, Chairman
                                      Betsy S. Atkins

                 EMPLOYMENT CONTRACTS; SEVERANCE, TERMINATION OF
                  EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS

         The Company has employment agreements with each of the Named Executive Officers.

         JEFFREY H. WAXMAN. Mr. Waxman entered into an employment agreement with the Company, as amended October 29, 1997, to serve as the Company's President and Chief Executive Officer. The agreement automatically renews for successive one year terms, unless terminated by Mr. Waxman upon 30 days written notice, subject to the Company's right to terminate the agreement immediately at any time for cause. In addition, the Company may terminate the agreement at any time, or not renew the agreement, for any reason, if the Company pays to Mr. Waxman as severance pay an amount equal to one year's base salary. Mr. Waxman's annual base salary is $450,000, and he is eligible to receive an annual cash performance bonus of up to 100% of base salary. Both Mr. Waxman's base salary and the bonus percentage are subject to review by the Compensation Committee which may make adjustments upward, but not downward. Mr. Waxman also is entitled to all rights and benefits for which Mr. Waxman is eligible under any deferred bonus, pension, group insurance, profit sharing or other Company benefits which may be in force from time to time.

         The agreement also provides Mr. Waxman with a monthly car allowance of up to $1,000, paid separately and not subject to withholding taxes to the extent permitted by law. The Company will provide him with a furnished apartment, or suitable living quarters, in the general vicinity of the Company's corporate headquarters.

         Pursuant to the agreement, Mr. Waxman was granted a non-statutory option to purchase 450,000 shares of the Company's Common Stock and an additional nonstatutory stock option to purchase up to an additional 300,000 shares of Secure Common Stock upon the occurrence of certain events described below. Such options were repriced to an exercise price of $6.125 per share on February 13, 1997.

         As a result of the 1997 repricing, the option for 450,000 shares vests over three years at a rate of one-third or 150,000 shares per year on each of February 13, 1997, 1998 and 1999. Such option will also immediately vest in full upon the occurrence of an "Event" as set forth in the Omnibus Stock Plan.

         As a result of the repricing of certain options by the Board of Directors, the option for 300,000 shares vests upon the occurrence of the following events: (1) if, on or before February 13, 1998, the closing price of a share of Secure Common Stock is $11.125 or more and maintains or exceeds such price for a period of ten consecutive business days, then the option shall vest as to 100,000 shares of Secure Common Stock; (2) if, on or before February 13, 1999, the closing price of a share of Secure Common Stock is $21.125 or more and maintains or exceeds such price for a period of ten consecutive business days, then the option shall vest as to an additional 100,000 shares of Secure Common Stock; and (3) if, on or before February 13, 2000, the closing price of a share of Secure Common Stock is $31.125 or more and maintains or exceeds such price for a period of ten consecutive business days, then the option shall vest as to an additional 100,000 shares of Secure Common Stock. To the extent that any such event does not occur within the applicable time periods set forth above, then such option shall immediately terminate with respect to the applicable number of shares which have not vested. The per share price targets are subject to appropriate adjustments for stock splits and other changes in the capitalization of Secure, as set forth in the Omnibus Stock Plan.

         During the term of his employment and following the termination of his employment if the Company exercises its option to have Mr. Waxman render consulting services, Mr. Waxman is prohibited from competing with the Company and any of its subsidiaries and he also is prohibited from soliciting employees or customers of the Company or any of its subsidiaries for his own account or the account of a third party.

         TIMOTHY P. MCGURRAN. The Company and Mr. McGurran entered into a three-year employment agreement on August 27, 1996, as amended, pursuant to which Mr. McGurran serves as the Company's Senior Vice President of Operations and Chief Financial Officer. Mr. McGurran's annual base salary is $237,600, subject to upward adjustment by the Chief Executive Officer of the Company. Mr. McGurran's annual base salary was increased in 1997 to account for a cost of living increase in connection with his relocation to San Jose, California. Mr. McGurran is also eligible to receive an annual bonus of up to 50% of his base salary if certain performance goals established by the Chief Executive Officer are met. Such percentage is subject to upward adjustment by the Chief Executive Officer of the Company. Under the terms of the agreement, Mr. McGurran was granted options to purchase 100,000 shares of Common Stock under the Company's Omnibus Stock Plan vesting in one-third increments on the first three anniversaries of the date of the agreement. Such options were repriced to an exercise price of $6.125 per share on February 13, 1997. Either party may terminate the agreement; however, if the Company terminates the agreement without cause, Mr. McGurran will be entitled to an amount equal to twelve months of his base salary. Upon termination of expiration of the agreement, the Company shall have the option to retain Mr. McGurran as a consultant.

         CHRISTINE HUGHES. The Company and Ms. Hughes entered into a two-year employment agreement on November 11, 1996, pursuant to which Ms. Hughes serves the Company as Senior Vice President of Marketing and Business Development. The Agreement is subject to automatic renewal for successive one year terms unless either party notifies the other in writing not less than thirty (30) days prior to the then current expiration date of this Agreement of such party's determination not to renew this Agreement. Ms. Hughes's annual base salary is $258,940, subject to upward adjustment by the Chief Executive Officer of the Company. Ms. Hughes is also eligible to receive an annual bonus of up to 50% of her base salary if certain performance goals established by the Chief Executive Officer are met. Such percentage is subject to upward adjustment by the Chief Executive Officer of the Company. Under the terms of the agreement, Ms. Hughes was granted options to purchase 200,000 shares of Common Stock under the Company's Omnibus Stock Plan vesting in one-third increments on the first three anniversaries of the date of the agreement at an exercise price of $10.50 per share. Such options were repriced to an exercise price of $6.125 per share on February 13, 1997. Either party may terminate the agreement; however, if the Company terminates the agreement without cause, Ms. Hughes will be entitled to an amount equal to six months of her base salary. Upon termination or expiration of the agreement, the Company shall have the option to retain Ms. Hughes as a consultant.

         HOWARD SMITH. The Company and Mr. Smith entered into a one year employment agreement on January 23, 1998, pursuant to which Mr. Smith serves as the Company's Executive Vice President of Research and Product Development. The Agreement is subject to automatic renewal for successive one year terms unless either party notifies the other in writing not less than thirty (30) days prior to the then current expiration date of this Agreement of such party's determination not to renew this Agreement. Mr. Smith's annual base salary is $200,000 subject to upward adjustment by the Chief Executive Officer of the Company. Mr. Smith is also eligible to receive an annual bonus of up to 50% of his base salary if certain performance goals established by the Chief Executive Officer are met. Under the terms of the agreement, Mr. Smith was granted options to purchase 110,000 shares of Common Stock under the Company's Omnibus Stock Plan vesting in one-third increments on the first three anniversaries of the date of the agreement. Either party may terminate the agreement; however, if the Company elects not to renew the agreement, Mr. Smith will be entitled to an amount equal to six months of his base salary.

         GARY TAGGART. The Company and Mr. Taggart entered into a three-year employment agreement on October 7, 1996, pursuant to which Mr. Taggart serves the Company as Vice President of Sales. Mr. Taggart's annual base salary is $150,000, subject to upward adjustment by the Chief Executive Officer of the Company. Mr. Taggart is also eligible to receive a quarterly bonus of up to $25,000 if certain performance goals established by the Chief Executive Officer are met. Under the terms of the agreement, Mr. Taggart was granted options to purchase 40,000 shares of Common Stock under the Company's Omnibus Stock Plan vesting in one-third increments on the first three anniversaries of the date of the agreement. Such options were repriced to an exercise price of $6.125 per share on February 13, 1997. Either party may terminate the agreement; however, if the Company terminates the agreement without cause, Mr. Taggart will be entitled to an amount equal to six months of his base salary.

                             PERFORMANCE EVALUATION

         The graph below compares total cumulative stockholders' return on the Common Stock for the period from the close of the NASDAQ Stock Market - U.S. Companies on the date of the Company's initial public offering of Common Stock (November 17, 1995) to December 31, 1997, with the total cumulative return on the Computer Index for the NASDAQ Stock Market - U.S. Companies (the "Computer Index") and the Composite Index for the NASDAQ Stock Market (the "Composite Index") over the same period. The index level for the graph and table was set to 100 on November 17, 1995 for the Common Stock, the Computer Index and the Composite Index and assumes the reinvestment of all dividends.

                         11/17/95   12/31/95       6/30/96   12/31/96       6/30/97   12/31/97       6-30-98    12-31-98
                         -------    --------       -------   --------       -------   --------       -------    --------

Nasdaq Computor Index      100         96.2         113.2      135.9         115.9      162.5         224.2       333.3
                           ---        -----         -----      -----         -----      -----         -----       -----

Nasdaq Composite Index     100        101.4         110.4      121.4         141.4      123.9         181.3       209.8
                           ---        -----         -----      -----         -----      -----         -----       -----

Secure Computing Corp.     100        116.1          47.4       18.9          12.2       24.5          20.5        39.5
                           ---        -----         -----      -----         -----      -----          ----        ----

                              CERTAIN TRANSACTIONS



         In January 1998, the Company agreed to guarantee a loan by Norwest Bank to Jeffrey Waxman, the Company's Chairman and Chief Executive Officer, in an amount of $250,000, which guarantee expired upon the payment of a bonus by the Company to Mr. Waxman in the amount of $250,000. This bonus was contingent upon Mr. Waxman's continued employment as Chief Executive Officer of the Company on July 31, 1998.

         In January 1998, the Company agreed to loan $231,250 to Timothy McGurran, the Company's Senior Vice President of Operations and Chief Financial Officer, for the purchase of a home in connection with his relocation to San Jose, California, which loan shall be repaid within five years of the date of the loan.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than ten percent of a registered class of Company's equity securities ("10% Stockholders") to file with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. reports of ownership on Form 3 and reports on change in ownership on Form 4 or Form 5. Such directors, executive officers and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge based solely on a review of copies of forms submitted to the Company, or written representations from certain reporting persons the Company believes all required reports were filed on a timely basis during 1998, except that Betsy Atkins, Timothy McGurran, Howard Smith, and Gary Taggart each failed to file a Form 4 once each on a timely manner.

                               ADDITIONAL MATTERS

         The Annual Report of the Company for the year ended December 31, 1998, including financial statements, is being mailed with this Proxy Statement.

         As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the Annual Meeting calling for a vote of stockholders, it is intended that the shares of Common Stock represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

                                         By Order of the Board of Directors



Dated:  April 14, 1999

                            [SECURE COMPUTING LOGO]



                         ANNUAL MEETING OF STOCKHOLDERS

                             THURSDAY, MAY 13, 1999
                                 10:00 A.M. PST

                                 FAIRMONT HOTEL
                             170 SOUTH MARKET STREET
                           SAN JOSE, CALIFORNIA 95113



----------------------------------------------------------------------------------------------

[SECURE COMPUTING LOGO]   SECURE COMPUTING
                          ONE ALMANDEN BLVD, SUITE 400, SAN JOSE, CALIFORNIA 95113       PROXY
----------------------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 13, 1999.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

By signing the proxy, you revoke all prior proxies and appoint Jeffrey Waxman and Timothy McGurran, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.






                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                  -----------------------------
                                                  COMPANY #
                                                  CONTROL #
                                                  -----------------------------
THERE ARE THREE WAYS TO VOTE YOUR PROXY


YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
o Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/scur/ -- QUICK *** EASY *** IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Secure Computing, c/o Shareowner Services-, P.O. Box 64873, St. Paul, MN 55164-0873.








      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                               PLEASE DETACH HERE


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. Election of directors:   01 Eric P. Rundquist   02 Alexander Zakupowsky, Jr.      [ ] Vote FOR        [ ]  Vote WITHHELD
   (for a 3-year term)                                                                   all nominees         from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,         ----------------------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                                ----------------------------------------------------

2. Proposal to approve an amendment to the Employee Stock Purchase Plan (the
   "Purchase Plan") to increase by 300,000 (from 400,000 to 700,000) the number
   of shares available for distribution under the Purchase Plan.                  [ ]For       [ ] Against       [ ] Abstain

3. Proposal to ratify the appointment of Ernst & Young LLP as the independent
   accountants of the Company.                                                    [ ]For       [ ] Against       [ ] Abstain

In their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box   [ ]                                                  Date
Indicate changes below:                                                              -----------------------------------------------


                                                                                ----------------------------------------------------



                                                                                ----------------------------------------------------

                                                                                Signature(s) in Box
                                                                                This Proxy should be marked, dated, signed by the
                                                                                shareholder(s) exactly as his or her name appears
                                                                                hereon, and returned promptly in the enclosed
                                                                                envelope. Persons signing in a fiduciary capacity
                                                                                should so indicate. If shares are held by joint
                                                                                tenants or as community property, both should sign.